Use this form if you are unable to deliver your Crowley Maritime Corporation stock certificate(s), or cannot complete the procedures for book-entry transfer, by the Expiration Date (as defined below).

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK

OF

CROWLEY MARITIME CORPORATION

TO

CROWLEY NEWCO CORPORATION

(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if stock certificates, evidencing shares of Common Stock, par value $.01 per share (the “Shares”), of Crowley Maritime Corporation, a Delaware corporation (the “Company”), are not immediately available, (ii) if stock certificates and all other required documents cannot be delivered to Registrar and Transfer Company, as depositary (the “Depositary”), prior to the Expiration Date, or (iii) if the procedure for delivery by book-entry transfer set forth in the Offer to Purchase (as defined below) cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, mail or transmitted by facsimile transmission to the Depositary and must include a signature guarantee from an Eligible Institution (as defined below) in the form set forth herein.

The Depositary is:
Registrar and Transfer Company

By Mail or Facsimile:	By Hand / Overnight Courier:
Registrar and Transfer Company	Registrar and Transfer Company
Attn: Reorg/Exchange Dept.	Attn: Reorg/Exchange Dept.
P.O. Box 645	10 Commerce Drive
Cranford, New Jersey 07016	Cranford, New Jersey 07016
Fax: (908) 497-2311

Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile to a number other than as set forth above does not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (as defined below) is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Crowley Newco Corporation, a Delaware corporation (“Purchaser”) pursuant to the Purchaser’s offer to purchase all outstanding Shares of the Company at $2,990 per Share, net to seller, in cash (the “Offer”), upon the terms and subject to the conditions set forth in the offer to purchase, dated March 19, 2007 (the “Offer to Purchase”), and the related blue letter of transmittal (the “Letter of Transmittal”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

(Please type or print)
Certificate Nos.
(if available):	Signature(s)

No. of Shares Tendered:

Name(s)	Dated:

Address	If Shares will be delivered by book entry transfer, fill
in the applicable account number below:

The Depository Trust Company

DTC Account No.:

Area Code(s) and Telephone Number(s):	Transaction Code No.:

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DELIVERY GUARANTEE
(NOT TO BE USED FOR A SIGNATURE GUARANTEE)

THE UNDERSIGNED, A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE NEW YORK STOCK EXCHANGE MEDALLION SIGNATURE PROGRAM OR THE STOCK EXCHANGES MEDALLION PROGRAM (EACH, AN “ELIGIBLE INSTITUTION”), HEREBY (A) REPRESENTS THAT THE ABOVE NAMED PERSON(S) HAS FULL AUTHORITY TO DELIVER, TENDER, TRANSFER AND ASSIGN THE ABOVE CERTIFICATE(S), AND (B) GUARANTEES TO DELIVER TO THE DEPOSITARY EITHER CERTIFICATES REPRESENTING ALL SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR CONFIRMATION OF BOOK-ENTRY TRANSFER OF SUCH SHARES INTO THE DEPOSITARY’S ACCOUNT AT THE DEPOSITARY TRUST COMPANY, IN EACH CASE TOGETHER WITH THE LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF), PROPERLY COMPLETED AND DULY EXECUTED, WITH ANY REQUIRED SIGNATURE GUARANTEES (OR, IN CONNECTION WITH A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE)), AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

Authorized Signature:

Name:
(Please Print)

Title:

Name of Firm:

Address:

(Including Zip Code)

Daytime Area Code and Telephone Number:

Date:

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